UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 19, 2021

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On August 23, 2021, West Pharmaceutical Services, Inc. (the "Company") filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting the election of Molly Joseph to the Board of Directors (the "Board"), which included the issuance of a press release filed as Exhibit 99.1. This Form 8-K/A amends the Original Form 8-K to correct an error contained therein. The information under Item 5.02 and its accompanying press release incorrectly indicated that Ms. Joseph was the Chief Executive Officer (“CEO”) of UnitedHealthcare Group. Ms. Joseph was the CEO of UnitedHealthcare Global and Executive Vice President of UnitedHealth Group.

Other than as required to correct the error described above, as reflected in the below restated Item 5.02 disclosure and the corrected press release filed as Exhibit 99.1, no other changes are made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2021, the Company elected Molly Joseph to its Board as its newest member. With the addition of Ms. Joseph, the Board increased in size to 11 directors. Ms. Joseph is expected to participate on the Finance Committee and Innovation and Technology Committee of the Board.

Ms. Joseph, 47, is the former CEO of UnitedHealthcare Global, a role she served in for more than a decade, and former Executive Vice President of UnitedHealth Group. During her 16-year tenure at UnitedHealth Group, she pioneered the establishment of their global health business into one of the largest health benefits and medical delivery businesses outside of the United States. As CEO of UnitedHealthcare Global, she had oversight of more than 50 hospitals and several hundred ambulatory centers which served over 9 million patients and 7 million insurance members. Ms. Joseph also directed UnitedHealth Group in strategy and corporate development, where she led acquisitions and business transactions. Prior to joining UnitedHealth Group, she focused on business transactions as an investment banker and a corporate attorney.

Ms. Joseph serves on the Board of Directors of First Solar and the Board of Trustees at Santa Clara University. She is a long-time advisor to Children’s Heartlink, a global nonprofit organization for pediatric cardiac care and also serves on the Board of Directors of Young Voices of Austin, a nonprofit organization focused on the advancement of children from diverse backgrounds.

Ms. Joseph will be entitled to the customary compensation arrangements for the Company’s non-employee directors, which currently consists of a $90,000 annual retainer and an annual restricted stock unit grant of $190,000. Each element of Ms. Joseph’s compensation will be prorated for her period of service. In addition, she will be eligible to participate in the Company’s Director Deferred Compensation Plan. The Company’s most recent proxy statement, filed with the Securities and Exchange Commission on March 24, 2021, describes these arrangements under the heading “Director Compensation”.

Ms. Joseph will enter into our standard form of indemnification agreement, the form of which was included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 6, 2009.

There were no arrangements or understandings between Ms. Joseph and any other person pursuant to which she was elected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, between the Company and Ms. Joseph.

Item 7.01 Regulation FD Disclosure.

On August 23, 2021, the Company issued a press release announcing the appointment of Ms. Joseph to the Board. A copy of the corrected press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	West Pharmaceutical Services, Inc. Corrected Press Release, dated August 23, 2021.
	104	The cover page from the Company’s Current Report on Form 8-K, dated August 19, 2021, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ Bernard J. Birkett
Bernard J. Birkett
Senior Vice President and Chief Financial Officer

August 24, 2021

EXHIBIT INDEX

Exhibit No.	Description
99.1	West Pharmaceutical Services, Inc. Corrected Press Release, dated August 23, 2021.
104	The cover page from the Company’s Current Report on Form 8-K, dated August 19, 2021, formatted in Inline XBRL.